Consensus Cloud Solutions, Inc.
Provides Fourth Quarter 2021 Preliminary Results
Announces Acquisition of Summit Health
Announces VA Contract
Releases 2022 Guidance and Authorizes Share Buyback Program

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported preliminary financial results for the fourth quarter 2021, and provided fiscal 2022 financial estimates.

“Our organization has produced solid results during unprecedented times. The separation from Ziff Davis, Inc. (formerly “J2 Global, Inc.”) through the spin transaction was a watershed event for Consensus. As a result, we are now a pure play company setting the strategic direction to deliver sustainable growth.” said Scott Turicchi, CEO of Consensus.

FOURTH QUARTER 2021 HIGHLIGHTS

Preliminary Unaudited Results: These fourth quarter and full year 2020 and 2021 results are preliminary, unaudited, and subject to adjustments. In particular, due to the complexity of the October 7, 2021 spin-off of the Company from Ziff Davis and the related transactions, the presentation of the transaction's impact on the Company's financial statements (including the presentation of continuing and discontinued operations) is still being finalized. Any change to the impact could be material to our GAAP net income from continuing operations and certain balance sheet accounts. As a result of the foregoing, certain information provided herein is subject to change.

Due to the spin, Consensus has classified the historical J2 Cloud Services non-fax assets as discontinued operations in its financial statements for all periods. Results in this press release represent continuing operations, and where appropriate, results from discontinued operations have been disclosed.

In our first quarter as an independent company, Q4 2021 GAAP quarterly revenues increased 4.0% to $89.0 million compared to $85.6 million for Q4 2020.

GAAP net income decreased to $3.6 million in Q4 2021 compared to $4.5 million for Q4 2020.

GAAP earnings per diluted share (1) decreased to $0.18 in Q4 2021 compared to $0.22 for Q4 2020.

Our Q4 2020 financial results do not include certain costs associated with being a standalone public company, the change in the Company’s debt structure and the related income tax effects. As a result, the Company has provided investors with operating results which include pro forma adjustments as discussed below.

Quarterly Adjusted EBITDA (2) for Q4 2021 increased to $51.3 million compared to Q4 2020 pro forma adjusted EBITDA of $50.8 million. Adjusted non-GAAP earnings per diluted share (2)(3) for the quarter increased by to $1.46 compared to pro forma Adjusted non-GAAP earnings per diluted share (2)(3) of $1.36 for Q4 2020.

Consensus ended the quarter with $67.2 million in cash and cash equivalents due to strong operating cash flows generated during the period.

Key financial results from continuing operations for Q4 2021 versus Q4 2020 are set forth in the following table. Reconciliations of Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share and Adjusted EBITDA to their nearest comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts)

	Continuing Operations		Pro Forma (4)
	Q4 2021	Q4 2020	Q4 2020	% Change
Revenues	$89,004	$85,564	$85,564	4.0%

Income from operations	$3,616	$4,466
GAAP income per diluted share (1)	$0.18	$0.22
Adjusted Non-GAAP net income	$29,256	$40,684	$27,236	7.4%
Adjusted Non-GAAP income per diluted share (2)(3)	$1.46	$2.03	$1.36	7.4%
Adjusted EBITDA (3)	$51,349	$55,665	$50,829	1.0%
Adjusted EBITDA margin (3)	57.7%	65.1%	59.4%

SUMMIT HEALTHCARE SERVICES ACQUISITION

The Company has completed its first acquisition as Consensus in February with the purchase of Summit Healthcare Services. Summit is a Massachusetts-based healthcare information technology company that has over 1,200 customers focused in the hospital space. The transaction brings important capabilities for secure healthcare information exchange that adds value to our existing healthcare interoperability products, notably Health Level Seven International (“HL7”) and Fast Healthcare Interoperability Resources (“FHIR”) protocols. In addition, Summit has developed robotic process automation (“RPA”) tools that streamline workflows, simplify system integration and speed solution implementation.

VA CONTRACT

Consensus has entered into a subcontractor relationship with Cognosante LLC, who provides innovative health and safety solutions to government. In this relationship, Consensus will serve as the exclusive supplier of cloud fax technology to the Enterprise Cloud Fax project - otherwise known as ECFax. As announced in Cognosante’s December 15th press release, Cognosante was awarded a task order to implement ECFax across the Department of Veterans Affairs.(5) The Veterans Health Administration is the largest integrated health care system in the United States, providing care at 1,243 health care facilities, including 170 VA Medical Centers and 1,063 outpatient sites of care of varying complexity (VHA outpatient clinics), serving more than 9 million enrolled Veterans each year.(6)

GUIDANCE

For 2022 full year guidance, the Company estimates revenues between $375 million and $385 million, Adjusted EBITDA between $201 million and $207 million and Adjusted non-GAAP earnings per diluted share of between $5.36 and $5.50, excluding share-based compensation, amortization of acquired intangibles and the impact of unanticipated items, in each case net of tax. The non-GAAP effective tax rate for 2022 is expected to be between 19.5% and 21.5%. Full year guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures are unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

SHARE BUYBACK PROGRAM

Consensus’ Board of Directors has approved an opportunistic share buyback program. Under this program, the Company may purchase in the public market or in off-market transactions up to $100 million worth of stock through February 2025. The timing and amounts of purchases will be determined by the Company, depending on market conditions and other factors it deems relevant. The Company’s strong free cash flow is expected to support operating activities, strategic initiatives and the share buyback program.

Notes:

(1)	The estimated GAAP effective tax rates were approximately 39.2% for Q4 2021 and 21.7% for Q4 2020. The estimated pro forma Adjusted non-GAAP effective tax rate was approximately 24.0% for Q4 2020.
(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2021 and 2020. Such exclusions totaled $1.28 and $1.81 per diluted share, respectively. Pro forma Adjusted non-GAAP earnings per diluted share excludes certain pro forma items, as defined in footnote (4) below. Such exclusions totaled $1.14 per diluted share for three months ended December 31, 2020. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes. Pro forma GAAP net income and pro forma GAAP income per diluted share for the three months ended December 31, 2020 are not available without unreasonable effort or expense and are therefore not presented.

(3)	Adjusted EBITDA is defined as earnings before interest; other (income) expense, net; income tax expense (benefit); depreciation and amortization; and other items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but is presented solely for informational purposes.
(4)	The % change is a comparison of Q4 2021 actual results versus Q4 2020 pro forma. Q4 2020 pro forma adjustments represent incremental costs incurred as a standalone public company, incremental interest expense related to the debt of $805 million and the effects of pro forma adjustments at the applicable statutory tax rates.
(5)	Press release available here: https://cognosante.com/news/cognosante-awarded-110-million-department-of-veterans-affairs-enterprise-cloud-fax-task-order/
(6)	Based on information set forth on the official Veterans Health Administration webpage: https://www.va.gov/health/

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) started as a secure digital document transmission solution 25 years ago and has grown to be a global leader of digital cloud fax technology. The company leverages its technology heritage to securely transform, enhance, and exchange digital information. The company’s suite of interoperability solutions offers a unified digital environment that optimizes workflows; provides real-time event notifications; on-demand patient query and direct secure messaging. Consensus offers eFax, Consensus Unite, Consensus Signal, jSign and has Consensus Clarity and Harmony in development. For more information about Consensus, please visit www.consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Scott Turicchi’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance and statements regarding the Company’s share buyback program. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine);and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the Form 10 filed by Consensus on September 21, 2021, as amended, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Scott Turicchi’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$67,194	$66,210
Accounts receivable, net of allowances of $4,220 and $4,110, respectively	25,936	16,071
Prepaid expenses and other current assets	4,650	1,748
Discontinued operations current assets	—	114,247
Total current assets	97,780	198,276
Property and equipment, net	32,629	22,604
Operating lease right-of-use assets	7,233	25,711
Intangibles, net	39,492	62,680
Goodwill	346,234	360,332
Deferred income taxes, noncurrent	35,350	44,350
Other assets	873	1,269
Discontinued operations noncurrent assets	—	776,200
TOTAL ASSETS	$559,591	$1,491,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$37,822	$32,795
Income taxes payable, current	4,993	1,307
Deferred revenue, current	22,926	24,512
Operating lease liabilities, current	2,421	2,578
Other current liabilities	8,926	—
Discontinued operations current liabilities	—	143,474
Total current liabilities	77,088	204,666
Long-term debt	792,040	—
Deferred revenue, noncurrent	184	240
Operating lease liabilities, noncurrent	14,108	25,549
Liability for uncertain tax positions	4,795	3,993
Deferred income taxes, noncurrent	—	5,392
Other long-term liabilities	5,172	3,063
Discontinued operations noncurrent liabilities	—	125,977
TOTAL LIABILITIES	893,387	368,880
Commitments and contingencies	—	—
Common stock, $0.01 par value. Authorized 120,000,000 at December 31, 2021; total issued and outstanding 19,978,580 and Zero shares at December 31, 2021 and 2020, respectively.	200	—
Additional paid-in capital	(337,612)	—
Retained earnings	3,616	—
Member's equity	—	1,178,508
Accumulated other comprehensive loss	—	(55,966)
TOTAL STOCKHOLDERS’ EQUITY	(333,796)	1,122,542
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$559,591	$1,491,422

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,
	2021	2020
Revenues	$89,004	$85,564

Cost of revenues	14,844	13,868
Gross profit	74,160	71,696
Operating expenses:
Sales and marketing	13,697	11,560
Research, development and engineering	2,420	1,985
General and administrative	38,743	6,138
Total operating expenses	54,860	19,683
Income from operations	19,300	52,013
Interest expense, net	(13,601)	(45,261)
Other income (expense), net	250	(1,866)
Income before income taxes	5,949	4,886
Income tax expense	2,333	420
Income from continuing operations	3,616	4,466
Discontinued operations
Income from discontinued operations	—	20,114
Income tax benefit	—	5,002
Income from discontinued operations	—	15,112
Net income	$3,616	$19,578

Net income per common share from continuing operations:
Basic	$0.18	$0.22
Diluted	$0.18	$0.22

Net income per common share from discontinued operations:
Basic	$—	$0.76
Diluted	$—	$0.76

Net income per common share
Basic	$0.18	$0.98
Diluted	$0.18	$0.98

Weighted average shares outstanding:
Basic	19,913,345	19,913,345
Diluted	19,995,997	19,995,997
Cash dividends paid per common share	$—	$—

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$3,616	$19,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,245	21,392
Non-cash operating lease costs	405	1,318
Share-based compensation	2,296	74
Provision for doubtful accounts	633	2,041
Deferred income taxes, net	6,525	10,060
Lease asset impairments and other charges	8,159	—
Foreign currency remeasurement gain	—	(18,847)
Loss on extinguishment of debt	—	37,969
Decrease (increase) in:
Accounts receivable	(5,758)	64
Prepaid expenses and other current assets	(750)	2,130
Other assets	(97)	(1,476)
Increase (decrease) in:
Accounts payable and accrued expenses	18,191	8,390
Income taxes payable	6,074	(5,353)
Deferred revenue	(756)	526
Operating lease liabilities	(531)	(481)
Liability for uncertain tax positions	—	743
Other long-term liabilities	12,577	1,264
Net cash provided by operating activities	53,829	79,392
Cash flows from investing activities:
Purchases of property and equipment	(4,783)	(3,566)
Acquisition of businesses, net of cash received	—	(25,056)
Purchases of intangible assets	—	(3,009)
Net cash used in investing activities	(4,783)	(31,631)
Cash flows from financing activities:
Issuance of long-term debt	305,000	—
Debt issuance costs	(12,960)	—
Issuance of common stock under employee stock purchase plan	91	—
Payment of debt	—	(650,000)
Debt extinguishment costs	—	(29,250)
Contributions from parent	(307,389)	584,451
Other	—	(550)
Net cash used in financing activities	(15,258)	(95,349)
Effect of exchange rate changes on cash and cash equivalents	2,153	5,555
Net change in cash and cash equivalents	35,941	(42,033)
Cash and cash equivalents at beginning of year	31,253	171,121
Cash and cash equivalents at end of year	$67,194	$129,088
Less cash and cash equivalents of discontinued operations	—	62,878
Cash and cash equivalents of continuing operations at end of period	$67,194	$66,210

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following tables sets forth reconciliations regarding certain non-GAAP measures for the three months ended December 31, 2021 and 2020 to the most closely comparable GAAP measure.

	Three Months Ended December 31,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income	$3,616	$0.18	$4,466	$0.22
Plus:
Share based compensation (1)	1,722	0.09	56	—
Amortization (2)	869	0.04	1,323	0.07
Spin-off related costs (3)	9,165	0.46	—	—
Lease asset impairment and other charges (4)	6,281	0.31	—	—
Non-income related sales tax (5)	5,927	0.30	—	—
Interest costs (6)	—	—	33,656	1.68
Intra-entity transfer (7)	$1,676	0.08	1,183	0.06
Adjusted non-GAAP net income	$29,256	$1.46	$40,684	$2.03
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended December 31,
	2021	2020
Cost of revenues	$14,844	$13,868
Plus:
Share based compensation (1)	(94)	(45)
Amortization (2)	(1)	28
Adjusted non-GAAP cost of revenues	$14,749	$13,851

Sales and marketing	$13,697	$11,560
Plus:
Share based compensation (1)	(144)	(100)
Adjusted non-GAAP sales and marketing	$13,553	$11,460

Research, development and engineering	$2,420	$1,985
Plus:
Share based compensation (1)	(173)	(75)
Spin-off related costs (3)	(9)	—
Adjusted non-GAAP research, development and engineering	$2,238	$1,910

General and administrative	$38,743	$6,138
Plus:
Share based compensation (1)	(1,885)	146
Amortization (2)	(1,158)	(1,780)
Spin-off related costs (3)	(11,171)	—
Lease asset impairment and other charges (4)	(8,377)	—
Non-income related sales tax (5)	(6,951)	—
Adjusted non-GAAP general and administrative	$9,201	$4,504

Interest expense, net	$(13,601)	$(45,261)
Plus:
Interest costs (6)	—	44,577
Adjusted non-GAAP interest expense, net	$(13,601)	$(684)

Other income (expense), net	$250	$(1,866)
Plus:
Non-income related sales tax (5)	599	—
Adjusted non-GAAP interest expense, net	$849	$(1,866)

Continued from previous page
Income tax expense	$2,333	$420
Plus:
Share based compensation (1)	574	18
Amortization (2)	290	429
Spin-off related costs (3)	2,015	—
Lease asset impairment and other charges (4)	2,096	—
Non-income related sales tax (5)	1,623	—
Interest costs (6)	—	10,921
Intra-entity transfer (7)	(1,676)	$(1,183)
Adjusted non-GAAP income tax provision	$7,255	$10,605

Total adjustments	$(25,640)	$(36,218)

GAAP earnings per diluted share	$0.18	$0.22
Adjustments *	$1.28	$1.81
Adjusted non-GAAP earnings per diluted share	$1.46	$2.03
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) and adjusted non-GAAP net income as supplemental Non-GAAP financial performance measures, as it believes they are useful metrics by which to compare the performance of its business from period to period. The Company also understands that these Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS and Adjusted non-GAAP net income are not in accordance with, or an alternative to, net income per share or net income and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, these Adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These Adjusted non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements and pro forma condensed consolidated financial statements, each of which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related Costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(5) Non-income related tax. The Company has excluded certain non-income related taxes in connection with the recent spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business.

(6) Interest Costs. The Company has excluded two months of overlapping interest expense and a loss on extinguishment in the fourth quarter of 2020 in connection with the 6.0% senior unsecured notes. The Company has determined that excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(7) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest expense, net, Adjusted non-GAAP Income Tax Provision, and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,
			Pro Forma
	2021	2020	Q4 2020
Net income	$3,616	$4,466	$27,236
Plus:
Interest expense, net	13,601	45,261	13,166
Other (income) expense, net	(250)	1,866	—
Income tax expense	2,333	420	8,601
Depreciation and amortization	3,245	3,578	1,826
EBITDA:
Plus:
Share-based compensation	2,296	74	—
Spin-off related costs	11,180	—	—
Lease asset impairment and other charges	8,377	—	—
Non-income related sales tax	6,951	—	—
Adjusted EBITDA	$51,349	$55,665	$50,829

Adjusted EBITDA as calculated above represents earnings before interest, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) spin-off related costs; (3) lease asset impairments and other charges and (4) non-income related sales tax. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

Q4
2021
Net cash provided by operating activities	$53,829
Less: Purchases of property and equipment	(4,783)
Free cash flows	$49,046

Q4
2020
Net cash provided by operating activities	$79,392
Less: Purchases of property and equipment	(3,566)
Free cash flows	$75,826

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Certain Other Pro Forma Financial Information (Unaudited)

CONSENSUS CLOUD SOLUTIONS, INC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021
(UNAUDITED, IN THOUSANDS)

	Consensus	Pro Forma Adjustments (1)	Consensus Pro Forma
Revenues	$352,664	$—	$352,664
Cost of revenues	57,972	201	58,173
Gross profit	294,692	(201)	294,491
Operating expenses:
Sales and marketing	53,726	(474)	53,252
Research, development and engineering	8,055	(510)	7,545
General and administrative	58,083	(20,759)	37,324
Total operating expenses	119,864	(21,743)	98,121
Income from operations	174,828	21,542	196,370
Interest expense, net	(14,212)	(37,901)	(52,113)
Other income, net	161	799	960
Income before income taxes	160,777	58,644	145,217
Income tax expense	39,752	(6,474)	33,278
Net income	$121,025	$65,118	111,939

Net income per common share from continuing operations:
Basic	$6.08	$(0.46)	$5.62
Diluted	$6.05	$(0.45)	$5.60

Weighted average shares outstanding:
Basic	19,913,345
Diluted	19,995,997

(1) Pro forma adjustments represents the following:
•Represents incremental costs to be incurred as a standalone public entity and overhead currently shared from Ziff Davis such as legal, accounting, finance, human resource and payroll, net of tax.
•Reflects the interest expense related to debt of $805 million principal amount issued by Consensus Cloud Solutions, Inc., on October 7, 2021, in connection with the separation capitalization plan with an interest rate of 6.3% per annum.
•Reflects the effects of the pro forma adjustments at the applicable statutory income tax rates.

CONSENSUS CLOUD SOLUTIONS, INC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020
(UNAUDITED, IN THOUSANDS)

	Consensus	Pro Forma Adjustments (1)	Consensus Pro Forma
Revenues	$85,564	$—	$85,564
Cost of revenues	13,868	566	14,434
Gross profit	71,696	(566)	71,130
Operating expenses:
Sales and marketing	11,560	(101)	11,459
Research, development and engineering	1,985	(75)	1,910
General and administrative	6,138	2,620	8,758
Total operating expenses	19,683	2,444	22,127
Income from operations	52,013	(3,010)	49,003
Interest expense, net	(45,261)	32,095	(13,166)
Other expense, net	(1,866)	1,866	—
Income before income taxes	4,886	(36,971)	35,837
Income tax expense	420	8,181	8,601
Net income	$4,466	$(45,152)	27,236

Net income per common share from continuing operations:
Basic	$0.22	$1.15	$1.37
Diluted	$0.22	$1.14	$1.36

Weighted average shares outstanding:
Basic	19,913,345
Diluted	19,995,997
(1) Pro forma adjustments represents the following:
•Represents incremental costs to be incurred as a standalone public entity and overhead currently shared from Ziff Davis such as legal, accounting, finance, human resource and payroll, net of tax.
•Reflects the interest expense related to debt of $805 million principal amount issued by Consensus Cloud Solutions, Inc., on October 7, 2021, in connection with the separation capitalization plan with an interest rate of 6.3% per annum.
•Reflects the effects of the pro forma adjustments at the applicable statutory income tax rates.

The following table sets forth certain pro forma financial and operating information for Consensus for the three months ended December 31, 2021 and 2020 (in millions).

	Three Months Ended December 31,
	2021	2020
Corporate revenue	$43,443	$39,560
Corporate customer accounts	45	47
Corporate ARPA (1)	$322	$283
Corporate paid adds (2)	3	3
Corporate monthly account churn (3)	2.5%	1.5%

SoHo revenue	$45,294	$45,625
SoHo customer accounts	1,039	1,072
SoHo ARPA (1)	$14	$14
SoHo paid adds (2)	90	100
Soho monthly account churn (3)	3.5%	3.3%

(1)     Represents a monthly ARPA calculated for the quarter calculated as follows. Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(2)     Paid Adds represents paying new Consensus customer accounts added during the annual period.

(3)    Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.